                      DEVELOPMENT AND MANUFACTURING AGREEMENT

          This Development and Manufacturing Agreement dated August 21, 1998, is entered into by ZEVEX Incorporated, a corporation organized and existing under the laws of the State of Delaware with its principal business address at 4314 ZEVEX Park Lane Salt Lake City, UT 84123 ("ZEVEX") and Cardiac Science, a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 1176 Main Street, Bldg. C, Irvine, CA 92614, ("Cardiac Science"), each of whom is individually referred to as a "Party" and both of whom are sometimes collectively referred to as "Parties."

                                     RECITALS:

          A. Cardiac Science is engaged in the business, INTER ALIA, of inventing medical devices, including the device described herein. ZEVEX has experience and expertise in the design, engineering, and manufacture of medical devices for the health care industry.

          B. Upon and subject to the terms and conditions of this Agreement, Cardiac Science desires to retain ZEVEX's services for a two-phase project:
(i) to provide development services for the development of a heart monitor and defibrillator device (the "Product") and to fabricate prototypes of the Product for verification testing and clinical validation; and (ii) if the prototypes pass the System Verification Requirements (as defined below), to manufacture the Product for delivery to Cardiac Science.

                                     ARTICLE I

          1.1 SCOPE OF WORK AND DEVELOPMENT. ZEVEX shall (a) complete the electronic design of the Product in accordance with the specifications set forth in the Product Specifications set forth in Appendix II attached hereto and by reference made a part hereof (the "Product Specification"), (b) accomplish System Verification Testing on the entire instrument as set forth in the Statement of Work as set forth in Appendix III attached hereto and by reference made a part hereof (the "Statement of Work"), and (c) acknowledge and agree that, pursuant to purchase orders numbered 98010 and 98021 (the "Purchase Orders"), ZEVEX has already commenced the engineering and development efforts contemplated by this Agreement. Both the Parties agree that the Purchase Orders are valid and binding and are attached hereto as Appendix I and by reference made a part hereof.

          1.2 DEVELOPMENT MILESTONES. ZEVEX shall develop Alpha units and Beta units and verification testing in accordance with the Statement of Work set forth in Appendix III. ZEVEX will


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diligently pursue completion of the work and will allocate sufficient staff and technical resources and use its best efforts to meet the deadlines and complete the work described herein. The parties shall cooperate to reach the market as quickly as possible with a quality product.

          1.3 DESIGN AND DEVELOPMENT -- REVIEW AND CHANGES. ZEVEX will hold regular design reviews in accordance with its standard development operating procedures, which procedures call for reviews of at least preliminary design review, pre-product review, engineering release design review, and post-design review. Cardiac Science shall be informed of the dates of these design review meetings at least one week in advance. If Cardiac Science does not attend, it will be required to sign off or provide comments on the minutes of that review within two working days of actual receipt. Change in project scope or specifications during development will be by mutual consent and will be quoted separately by ZEVEX if necessary. ZEVEX agrees to use its best efforts to accommodate Cardiac Science on such changes in scope and/or specifications as may be reasonably requested by Cardiac Science with appropriate changes in the purchase orders. Cardiac Science shall interface with ZEVEX personnel as requested by ZEVEX.

          1.4 SYSTEM VERIFICATION TESTING. For all sub-systems designed by ZEVEX as defined in the Statement of Work, ZEVEX shall draft appropriate verification protocol and perform the testing in Accordance with that protocol. Cardiac Science shall author the system verification protocol and Cardiac Science shall accomplish software verification and clinical validation of the Product ("System Verification Testing"). Cardiac Science has written the system protocol and ZEVEX shall test the system in accordance with that protocol. Regulatory Standards Testing shall be managed by ZEVEX. Third party testing shall be approved in advance by Cardiac Science and shall be paid by Cardiac Science. Test materials shall be the exclusive property of Cardiac Science and ZEVEX will not use them except as needed to perform hereunder.

          1.5 REJECTION OF WORK. Should Cardiac Science determine, in the exercise of its reasonable good faith judgment, that any verification or testing of ZEVEX's work (including, without limitation, testing does not conform to applicable specifications, then Cardiac Science shall (i) notify ZEVEX of such problems; and (ii) permit ZEVEX a reasonable opportunity to make any necessary corrections. ZEVEX shall resubmit to Cardiac Science revised testing or other work corrected to meet the relevant specifications within thirty (30) days of notice to ZEVEX. Cardiac Science shall have thirty (30) days after such resubmittal within which to notify ZEVEX in writing of Cardiac Science's approval of the corrected work or of Cardiac Science's discovery of any additional discrepancies between that work and the relevant specifications.

          1.6 TOOLING AND FIRST ARTICLE SAMPLES. ZEVEX has estimated circuit board tooling in Appendix IV attached hereto and by reference made a part hereof (the "Deliverables.") Firm pricing will be provided once the circuit design and layout are complete. Tooling will be approved by Cardiac Science and invoiced by ZEVEX at cost as those costs are incurred. Design and procurement of tooling for injection molded plastic parts is the responsibility of Cardiac Science. Cardiac Science will utilize ZEVEX's established vendors when possible, provided that pricing and quality are competitive and approved by Cardiac Science. ZEVEX is responsible to qualify all vendors per their system requirements. Cardiac Science can request a requote of components.

          1.7 COMPENSATION FOR PRODUCT DEVELOPMENT. In consideration for the services rendered by ZEVEX for Product Development, ZEVEX shall be paid as follows: 90,000 shares of Cardiac Science common stock (the "Shares") to be issued as follows: 30,000 shares at the time of placement of the purchase order, 30,000 shares at the time of acceptance of the Alpha units, and 30,000 shares at the time of completion of verification testing. In addition, ZEVEX shall also be paid $339,360 as follows: $10,000 each upon placement of each of the Purchase Orders, $129,480 upon Cardiac Science's acceptance of the Alpha units, and $129,480 upon completion of verification testing. The balance of $60,400 for outside laboratory testing and CPU circuit board tooling shall be paid when incurred. The fact that Cardiac Science makes the foregoing payments shall not imply Cardiac Science's acknowledgment that a particular event or milestone has been achieved.

          1.8 INVESTMENT REPRESENTATIONS. ZEVEX represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, by reason of being a corporation, not formed for the specific purpose of requiring the Shares, with total assets in excess of $5,000,000. ZEVEX further acknowledges that the Shares shall be restricted securities and represents that the Shares are being acquired for its own account, for investment and not for distribution or resale to others. ZEVEX acknowledges receipt from Cardiac Science of the Annual Report on Form 10-KSB of Cardiac Science for the year ended December 31, 1997, and the Quarterly Report on Form 10-QSB of Cardiac Science for the quarter ended March 31, 1998, and all other information regarding Cardiac Science which it has requested or desired to know; that all documents which could reasonably be provided have been made available for inspection and review and that ZEVEX has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Cardiac Science concerning Cardiac Science and an investment therein and any additional information which it has requested.

          1.9 CONFIDENTIALITY AGREEMENT. Prior to execution of this agreement, the parties have executed the Confidentiality Agreement attached hereto as Appendix IV (the "Confidentiality Agreement.") In the event there is a conflict between the terms of the Confidentiality Agreement and this Agreement, this Agreement shall govern.

          1.10  TECHNOLOGY OWNERSHIP.  The parties agree as follows:

                (a) Cardiac Science shall own all "Project Technology" which shall be defined as: all inventions, improvements, discoveries, designs, data, concepts, ideas, processes, methods, techniques, now-how, and information respecting the Products conceived, made or produced by ZEVEX during the course of performing design, engineering, fabrication or manufacturing services under this Agreement, or made or produced as the result of the joint efforts of ZEVEX and Cardiac Science pursuant to this Agreement. The term "Project Technology" shall exclude any of ZEVEX's proprietary processes used in the manufacture of the Product.

                (b) ZEVEX shall retain all of its "Technology and Manufacturing Processes" which shall be defined as follows: its proprietary electronic technology and processes and know-how and assembly and manufacturing processes and technology and know-how, including such technology and know-how concerning (i) developed or acquired by ZEVEX prior to the exercise of this agreement or (ii) developed or acquired by ZEVEX after such date where such development or acquisition is not within the scope of the product or is not embodied in the Product.

                (c) Nothing in this Agreement shall be deemed to prevent ZEVEX from engaging in the design, engineering, fabrication or manufacture of products embodying or using ZEVEX's Technology and Manufacturing Processes; provided that such products do not embody or use any of Cardiac Science's Confidential Information; and further provided that such design, engineering, fabrication or manufacture of such products would not otherwise constitute a breach of, or default under, this Agreement.

          1.11 PRIORITY AMONG CONTRACT DOCUMENTS. The whole of this Agreement and Appendixes attached hereto are to be taken together so as to give effect to every part thereof to the maximum extent practicable, with each document helping to interpret the other. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other document, the terms of this Agreement shall prevail.

                                     ARTICLE 2
                             MANUFACTURING OBLIGATIONS

          2.1 MANUFACTURING. During the term of this Agreement, ZEVEX shall timely manufacture the Product in compliance with the Product Specifications described in Appendix II (the "Manufacturing Services"). Both during the term and following termination of this Agreement, ZEVEX shall not supply the Product (or any prototype thereof) to any third party whatsoever. All Products shall be produced with Cardiac Science's logo imprinted or molded thereon, as the relevant Product Specifications may require.

          2.2 PURCHASE ORDERS. Cardiac Science shall provide a six-month rolling forecast which shall be updated at the end of each calendar month. The first three months of this forecast will be a firm commitment for ZEVEX to deliver and for Cardiac Science to accept deliveries. Cardiac Science shall issue a purchase order for each lot of product purchased. The parties shall cooperate to purchase long lead items and obtain quantity discounts beyond the three-month rolling forecast described in Paragraph 2.1.

          2.3 SHIPMENT. The delivery of each Purchase Order shall be within the time specified in the Purchase Order. All deliveries to Cardiac Science are F.O.B. Salt Lake City, Utah, at point of manufacture using ZEVEX's standard carriers unless a preferred carrier is identified in writing by Cardiac Science. All risk of loss after delivery to shipper is borne by Cardiac Science.

          2.4 PURCHASE ORDER CANCELLATION. In the event Cardiac Science cancels a Purchase Order and ZEVEX has complied with its obligations under this Agreement, Cardiac Science shall be responsible for the next three months of production identified in the rolling forecast plus any extended inventory ordered in excess of that three-month requirement and mutually agreed upon by the parties as set forth in accordance with Paragraph 2.2.

          2.5 PRICING. Cardiac Science shall pay for production and testing of the Product at 1.8 times the total cost of material (hereafter the "Costed Bill of Materials"). Such prices do not include freight, insurance, state or local taxes. The Costed Bill of Materials will be compiled from vendor quotations approved by Cardiac Science. Engineering or vendor changes which significantly impact (plus or minus 10%) the Costed Bill of Materials will be grounds for adjusting production pricing prior to the completion of one full production year. Pricing will remain fixed for a period of one year (subject to significant changes as previously stated) and will be reviewed and requoted annually.

          2.6 PAYMENT. Cardiac Science shall pay ZEVEX within 30 days of receipt of ZEVEX's invoice.

          2.7 WARRANTY. ZEVEX warrants and represents that it shall strictly adhere to the Product Specification set forth in Appendix III attached hereto and by reference made a part hereof. ZEVEX warrants and represents that it has the requisite and necessary experience, all necessary licenses and permits, equipment, facilities and personnel to properly perform the Manufacturing Services, and further warrants and represents that it is not a party to any other agreement that would in any way conflict with, or restrict, its ability to perform the Manufacturing Services.

          2.8 DEFECTIVE PRODUCTS. ZEVEX warrants for a period of 15 months from shipment that all Products sold to Cardiac Science shall be free from any defects in ZEVEX design, materials, workmanship and shall conform to Product Specification, excluding software. Warranty and non-warranty repair services shall be provided at ZEVEX's Salt Lake City facilities F.O.B. ZEVEX will use its best efforts to repair defective products as quickly as possible with "turnaround time" to be four (4) weeks from receipt at the ZEVEX facility. Non-warranty service pricing shall be negotiated in good faith at such time as those services can be identified and the associated parts and labor costs are known by the parties. ZEVEX hereby excludes all warranties not herein stated, whether express or implied by operation of law, course of dealing, trade usage, representation, statement or otherwise.

          2.9 PRODUCTION TOOLING AND FIXTURES. Cardiac Science shall pay for and retain title to any production tooling. ZEVEX shall be responsible for periodic maintenance costs associated with tooling. Should any tooling require replacement, ZEVEX shall receive approval from Cardiac Science to replace the tooling and Cardiac Science shall be responsible for cost of placement.

          2.10 DESIGN CHANGES AFTER PRODUCTION. Any required changes in design will be negotiated. Any charges for obsolete parts shall be paid by Cardiac Science.

          2.11 CHANGE OF CONTROL. In the event that Cardiac Science is acquired or merges with another organization, whereby, directly or indirectly, control in excess of 50% of the Company or all or substantially all of its business or assets is acquired by a third party in a sale or exchange of stock, merger or consolidation, sale of assets or other similar transaction and the successor corporation desires to be released from this contract, the following shall apply: (a) Cardiac Science or the successor corporation may elect to terminate this Agreement, without cost except as set forth in this paragraph,
(b) the successor corporation shall be responsible for the three guaranteed months of firm product deliveries and parts specified in paragraph 2.2, and (c) ZEVEX will, at that time, be awarded up to ninety thousand

(90,000) shares (the "Termination Shares") of Cardiac Science common stock (as adjusted for splits or combinations). ZEVEX will then be free to approach the new organization and negotiate the possible continuation of manufacturing business. If this Agreement is so terminated during the first two years of the Agreement, ZEVEX will be entitled to 100% of the Termination Shares. After the end of two years, the number of Termination Shares decreases to 70% of the Termination Shares; and at the end of three years, the amount decreases another 30% to 40%; and at the end of four years, the amount decreases another 30% to 10%, then decreases to 0% at the end of the fifth year.

                                     ARTICLE 3
                       REGULATORY RESPONSIBILITY; TRADEMARKS

          3.1 REGULATORY APPROVALS. Cardiac Science shall undertake and be responsible for the procurement of any and all regulatory approvals and/or registrations and customs approval necessary for sale of the Product. Cardiac Science shall be responsible for complying with the U.S. Food, Drug and Cosmetic Act, Medical Device Amendments and the regulations promulgated thereunder for sale of the Products under Cardiac Science's private label in the United States ("FDA Approval"). ZEVEX shall aid and cooperate with, where appropriate, Cardiac Science in fulfilling the responsibilities set forth in this paragraph.

          3.2 ZEVEX'S QUALIFICATIONS. ZEVEX is an FDA registered instrument manufacturer and is ISO 9001 and EN 46001 certified and shall notify Cardiac Science of any change in that status during the term of this agreement. Should ZEVEX lose its status as an FDA registered instrument manufacturer or lose its ISO 9001 and EN 46001 certification, it shall have a period of 30 days to have the certification reinstated and if not reinstated within this cure period, Cardiac Science shall have the right to terminate this contract in accordance with paragraph 5.3.

          3.3 TRADEMARKS. Cardiac Science shall have the sole right to prepare, file, prosecute and maintain trademark applications or registrations with respect to the Product. All such applications and registrations shall be at Cardiac Science's expense. Cardiac Science shall retain ownership of these applications and registrations throughout the term of this Agreement and thereafter. ZEVEX shall from time to time, as Cardiac Science may deem appropriate, execute and deliver to Cardiac Science any documents of transfer or assignment relating to the Product and cooperate fully in obtaining whatever approval or product protection that Cardiac Science may deem desirable or appropriate.

          3.4 PUBLIC RELEASE OF INFORMATION. Any public statement, verbal or written, regarding the other party shall be approved by the other party in advance. Cardiac Science approves


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


the use of images of the Product by ZEVEX advertising, including printed advertising materials, Internet web page, trade show booth exhibits and broadcast media. The foregoing shall not prevent either party from issuing a press release or making a public filing where required by law.

                                     ARTICLE 4
                                 PRODUCT LIABILITY

          4.1 NOTICE OF PRODUCT LIABILITY CLAIMS. Each Party shall notify the other promptly in writing of any product liability claim brought with respect to the Product based on alleged defects in the design, manufacture, packaging, or labeling of the Product or other adverse claim regarding the Product. Upon receiving such written notice, Cardiac Science shall assume and have sole control of the defense of any such claim, including the power to conduct and conclude any and all negotiations, compromises or settlements. ZEVEX shall promptly comply with all reasonable requests from Cardiac Science for information, materials or assistance with respect to the conduct of such defense.

          4.2 NOTICE OF INVESTIGATION. ZEVEX and Cardiac Science shall promptly notify each other of any potential or actual investigation or governmental activity relating to the Product.

          4.3 PRODUCT LIABILITY INSURANCE. During the term of this Agreement, both parties, at their individual expense, shall maintain in force and effect product liability insurance at a minimum liability limit of four (4) million dollars covering the Product.

                                     ARTICLE 5
                        TERM AND TERMINATION; FORCE MAJEURE

          5.1 INITIAL TERM. Unless terminated sooner pursuant to the further provisions of this Article, this Agreement shall expire five years from the date hereof.

          5.2 EXTENSIONS. Cardiac Science has three successive options to extend the term of Agreement for a period of one (1) additional year (an "Extension Period"). Cardiac Science's right to exercise each option to extend the Agreement for another year is expressly conditioned upon Cardiac Science not being in default under this Agreement at the time the option is exercised and not being in default between the time the option is exercised and the start of the Extension Period.

          5.3 TERMINATION BY CARDIAC SCIENCE. Cardiac Science shall have the right to terminate this agreement if ZEVEX fails to perform in accordance with this agreement and its appendices and fails to cure such default within 90 days of written notice.

          5.4 TERMINATION BY ZEVEX. ZEVEX shall have the optional right to terminate this Agreement on written notice to Cardiac Science if Cardiac Science
(a) has failed to make any payments required by this Agreement in the time provided therefor and (b) following fourteen (14) days' notice of such failure from ZEVEX, Cardiac Science does not pay all delinquent sums in full.

          5.5 TERMINATION BY EITHER PARTY. In addition to their respective rights set forth in paragraphs 5.3 and 5.4, either party shall have the right to terminate this agreement on written notice to the other party under the following circumstances:

                (a)  by mutual agreement;

                (b) if the other party materially defaults in the performance of any material obligation hereunder (including failing to meet a milestone on a timely basis as set forth in the Statement of Work and such default continues for more than thirty (30) business days after receiving written notice from the other party of such default; provided, however, there shall be no default under this provision if the defaulting party has cured the default within sixty (60) business days after the giving of notice;

                (c) in the event that the other party is declared insolvent, or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party, or such other party shall make or execute an assignment for the benefit of creditors, or a receiver is appointed by a court of competent jurisdiction over all or a substantial portion of the other party's assets and such receivership is not dismissed within 30 days of appointment, or

                (d) in the event of the issuance of a final order, decree or other action by any competent judicial authority or governmental agency which restrains, enjoins or prohibits the sale or introduction into interstate commerce of the System and such restraint, injunction or prohibition is not vacated within 30 days thereafter.

          5.6 SURVIVAL. The termination or expiration of this Agreement shall be without prejudice (a) to the rights of any party to receive upon its request all payments accrued and unpaid, or all documents, data and deliverables not delivered, as of the date of such expiration or termination; (b) the rights and remedies of either party with respect to any previous breach or default under any representation, warranty or covenant herein contained; and
(c) rights under any other provision of this agreement which expressly and necessarily calls for performance after expiration or termination.

          5.7 FORCE MAJEURE. If the performance of this Agreement or of any obligation hereunder is prevented, or restricted or interfered with by reason of any event of Force Majeure, the Party so affected, upon prompt notice to the other Party, shall be excused from performance, but only for the duration of such inability, provided that the Party so affected shall use its best effort to avoid or remove such causes of nonperformance, and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

                                     ARTICLE 6
                                 PRODUCT LIABILITY

          6.1 ZEVEX INDEMNITY. ZEVEX agrees to indemnify, defend and hold harmless Cardiac Science or any of their respective customers, against any claim arising out of or relating to any loss or damage, including bodily injury or death, incurred by reason of or resulting from a defect in the product proximately caused by ZEVEX's design, engineering, fabrication, manufacture, packaging or labeling thereof; provided that the Product is used for its intended purpose.

          6.2 CARDIAC SCIENCE'S INDEMNITY. Cardiac Science shall indemnify, defend and hold ZEVEX harmless against any claim arising out of or relating to any loss or damage, including bodily injury or death, incurred by reason or resulting from any defect in the Product, which is not caused by reason of or resulting from a defect in the Product proximately caused by ZEVEX's design, engineering, fabrication, manufacture, packaging or labeling thereof, provided that the Product is used for its intended purpose.

                                     ARTICLE 7
                                   MISCELLANEOUS

          7.1 NOTICES. Any notices required or permitted to be given to a Party hereunder:

                (a)  shall be in writing;

                (b) shall be delivered or sent to such Party at its address given below:

     (i)  if to ZEVEX:

          ZEVEX, INC.
          4314 ZEVEX Park Lane
          Salt Lake City, UT  84123
          Attn:  Mr. Dean Constantine
          Telephone: (801) 264-1001
          Facsimile: (801) 264-1051

     (ii) if to Cardiac Science:

          Cardiac Science
          1176 Main Street, Building C
          Irvine, CA  92614
          Attn:  Raymond W. Cohen
          Telephone: (949) 587-0357
          Facsimile: (949) 951-3715

or such other address as such Party may hereafter specify; and

                (c) shall be deemed given (i) when personally delivered to such Party; (ii) when transmitted by telecopy and receipt of such transmission is confirmed by telecopy; (iii) 24 hours after dispatch via an established overnight courier service; or (iv) three (3) days after mailing by prepaid first class, certified mail with return receipt requested.

          7.2 ATTORNEYS' FEES. In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the Parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either Party under this Agreement, the prevailing Party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.

          7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the principles of conflicts of laws of such State.

     CARDIAC SCIENCE                    ZEVEX INCORPORATED
     a Delaware corporation              a Delaware corporation

     By: [ILLEGIBLE]                    By: [ILLEGIBLE]
        ------------------------           ------------------------
        Its: CEO/Secretary                 Its: CEO
            --------------------               --------------------


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